Exhibit 4.2

ANACOR PHARMACEUTICALS, INC.
A DELAWARE CORPORATION

REGISTRATION RIGHTS AGREEMENT

November 23, 2010

i

ANACOR PHARMACEUTICALS, INC.
A DELAWARE CORPORATION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of November 23, 2010, by and among Anacor Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (each, an “Investor”).

R E C I T A L S

The Company and certain of the Investors have entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith pursuant to which the Company is selling to certain of the Investors and such Investors are purchasing from the Company shares of the Company’s Common Stock.  A condition to the parties’ obligations under the Purchase Agreement is that the Company and the Investors enter into this Agreement in order to provide the Investors with certain rights to register shares of the Company’s Common Stock.  The Company desires to induce the Investors to purchase shares of Common Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

A G R E E M E N T

The parties hereto agree as follows:

1.               Definitions; Registration Rights.

1.1                                 Definitions.

For purposes of this Agreement:

(a)                                  “Board” means the Board of Directors of the Company, as the same shall be constituted from time to time.

(b)                                 “Common Stock” means the common stock, par value $0.001 per share, of the Company.

(c)                                  “Exempt Registration” means a registration statement relating to the sale of securities by the Company pursuant to a stock option, stock purchase or similar benefit plan or an SEC Rule 145 transaction.

(d)                                 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that is intended to be used as a short form for the registration of distribution of secondary shares.

(e)                                  “Person” means any individual, corporation, partnership, limited liability company, trust, business, association or government or political subdivision thereof, governmental agency or other entity.

(f)                                    “Preferred Stock” means the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock of the Company.

(g)                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

(h)                                 The term “Registrable Securities” means (i) the shares of Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) the shares of Common Stock of the Company issued pursuant to the Purchase Agreement, and (iii) the shares of Common Stock issued pursuant to an Underwriting Agreement to be entered into by and among the Company, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives of the several Underwriters (the “Underwriters”) named therein, in connection with the Company’s initial public offering pursuant to the Registration Statement on Form S-1 (File No. 333-169322).  Subject to the foregoing, securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(i)                                     The number of shares of “Registrable Securities then outstanding” shall equal the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(j)                                     “SEC” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(k)                                  “Securities Act” means the Securities Act of 1933, as amended.

1.2                                 Form S-3 Registration.

(a)                                  Initiation.  After the Company becomes eligible to use Form S-3 and within 30 days of receiving a written request from the Investor, the Company will use its best efforts to effect the registration of such Investor’s Registrable Securities as are specified in such written request.

(b)                                 Limitations.  Notwithstanding Section 1.2(a) above, the Company shall not be obligated to effect any such registration pursuant to this Section 1.2 (i) if Form S-3 is not available for such offering by the Investors; (ii)  if the Company shall furnish to the Investors a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 for a period of not more than 30 days after receipt of the request of the Investor or Investors under this Section 1.2; provided, however, that the Company shall not utilize this right more than once in any 12-month period; (iii) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Investors pursuant to this Section 1.2; or (iv) during the period ending 120 days after the effective date of a registration statement subject to Section 1.2 of the Company’s Amended and Restated Investors’ Rights Agreement, as amended.  Except as otherwise set forth in this Section 1.2, the Investors shall be entitled to request an unlimited number of registrations on Form S-3.

1.3                                 Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective and shall its reasonable best efforts to keep such registration statement effective for up to two (2) years.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act.

(c)                                  Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

(d)                                 Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering in usual and customary form and consistent with the other provisions of this Agreement.  Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Investor who holds Registrable Securities covered by the registration statement at any time when the Company becomes aware of the happening of any event as a result of which the registration statement or the prospectus included in such registration statement or any supplement to the prospectus (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the registration statement or the prospectus in order to comply with the Securities Act, whereupon, in either case, each Investor shall immediately cease to use such registration statement or prospectus for any purpose and, as promptly as practicable thereafter, the Company shall promptly prepare and file with the SEC, and furnish without charge to the appropriate

Investors a supplement or amendment to such registration statement or prospectus which will correct such statement or omission or effect such compliance and such copies thereof as the Investors may reasonably request.  In any such event, the number of days for which such registration statement is required to be effective hereunder shall be extended accordingly. Notwithstanding the foregoing, in no event shall trading be suspended for more than twenty (20) consecutive days, and for not more than an aggregate of forty-five (45) days in any twelve (12) month period.

(g)                                 Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or over-the-counter market on which similar securities issued by the Company are then listed, if applicable.

(h)                                 Provide a transfer agent and registrar for such Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)                                     Notify each Investor who holds Registrable Securities covered by the registration statement of (i) the expected effective date of the registration statement and (ii) the effectiveness on the actual effective date thereof.

1.4                                 Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor’s Registrable Securities.  The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(b).

1.5                                 Expenses of Registration.

All expenses other than underwriting discounts and commissions incurred in connection with registrations initiated pursuant to Section 1.2, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Investors up to a maximum of $30,000 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Investors; provided, however, that if at the time of such withdrawal, the Investors have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investors at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investors shall not be required to pay any of such expenses.

1.6                                 Delay of Registration.  No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.7                                 Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                  Indemnification by the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any or each agent, officer, director, stockholder or partner of each Investor, any or each grantor or beneficiary of a Investor that is a trust, any underwriter (as defined in the Securities Act) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of Section 15 of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Investor, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Investor, underwriter or controlling person for any such loss, claim, damage, liability, or action (1) to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person or (2) in the case of a sale directly by a Investor of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Investor engaging in a distribution solely on behalf of such Investor), such Violation arises out of a material misstatement or omission contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Investor failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Securities Act.

(b)                                 Indemnification by the Investors.  To the extent permitted by law, each Investor joining in registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information (including, without limitation, written negative responses to inquiries) furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that in no event shall any indemnity under this Section 1.7(b) exceed the net proceeds from the offering received by such Investor, except in the case of willful fraud by such Investor; provided, further, that the indemnity under this Section 1.7(b) shall not be deemed to relieve any underwriter of any of its due diligence obligations.

(c)                                  Procedures.  Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.  The indemnity agreements contained in this Section 1.7 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d)                                 Contribution.  If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Investor under this Section 1.9(d) exceed the net proceeds from the offering received by such Investor, except in the case of willful fraud by such Investor.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)                                  Reimbursement.  The contribution required by this Section 1.7 shall be made by periodic payment during the course of the investigation or defense, as and when bills are submitted to the indemnifying party.

(f)                                    Survival.  The obligations of the Company and Investors under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.  No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.8                                 Reports Under Securities Exchange Act of 1934.  With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                  make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)                                 take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Investors to use Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its equity securities to the general public is declared effective;

(c)                                  file with the SEC in a timely manner all reports and other documents as may be required of the Company under the Securities Act and the Exchange Act; and

(d)                                 furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.9                                 Termination of Registration Rights.  No Investor shall be entitled to exercise any registration right provided for in this Section 1 after five years following the consummation of the initial public offering described in Section 1.1(h) above.

2.               Miscellaneous.

2.1                                 Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing among any of the parties hereto are expressly canceled.

2.2                                 Successors and Assigns.  Except as otherwise provided in this Agreement, and subject to the restriction on transfer set forth in the Purchase Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.3                                 Amendments and Waivers.  This Agreement may be amended or waived only with the written consent of the Company and the Investors who hold at least a majority of the Registrable Securities then outstanding.  The Investors and their successors and assigns acknowledge that by operation of this Section 2.3, the Investors who hold at least a majority of the then outstanding Registrable Securities, when acting together with the Company, will have the right and power to diminish or eliminate any rights or increase any or all obligations under this Agreement.

2.4                                 Notices.  Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by nationally recognized overnight courier or sent by electronic mail, or if mailed to a domestic address, on the third business day after being deposited in the U.S. mail, as certified or registered mail, return receipt requested, with postage prepaid, and addressed to the party to be notified at such party’s address or electronic mail address as set forth below or on Exhibit A hereto or as subsequently modified by written notice and if to the Company, (a) addressed to Anacor Pharmaceuticals, Inc., 1020 East Meadow Circle, Palo Alto, CA 94303-4230, Attn: David Perry, E-mail: dperry@anacor.com, (b) with a copy to Mark B. Weeks, Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304, E-mail: mweeks@cooley.com.

2.5                                 Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.

In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

2.6                                 Delays or Omissions; Remedies Cumulative.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

2.7                                 Attorneys’ Fees.  If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.8                                 Governing Law.  This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of laws.

2.9                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.10                           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.11                           Aggregation of Stock.  All shares of Company stock held or acquired by affiliated Persons (including former and current partners, former and current members and former and current stockholders) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[Signature Pages Follow]

The parties hereto have executed this Registration Rights Agreement as of the date first above written.

COMPANY:

ANACOR PHARMACEUTICALS, INC.

By:	/s/ James R. Marconi

Name:	James R. Marconi

Title:	Vice President

Address:	1020 East Meadow Circle
Palo Alto, California 94303

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

INVESTORS:

VENROCK PARTNERS, L.P.		VENROCK ASSOCIATES IV, L.P.
by its General Partner, Venrock		by its General Partner, Venrock
Partners Management, LLC		Management IV, LLC

By:	/s/ Anders D. Hove	By:	/s/ Anders D. Hove

Name:	Anders D. Hove	Name:	Anders D. Hove

Title:	Member	Title:	Member

Address:	530 Fifth Avenue, 22nd floor	Address:	530 Fifth Avenue, 22nd floor
	New York, NY 10036		New York, NY 10036

VENROCK ENTREPRENEURS		VENROCK HEALTHCARE CAPITAL
FUND IV, L.P.		PARTNERS, L.P.
by its General Partner, VEF		By: VHCP Management, LLC
Management IV, LLC		Its: General Partner

VHCP CO-INVESTMENT HOLDINGS,
By:	/s/ Anders D. Hove	LLC
By: VHCP Management, LLC
Name:	Anders D. Hove	Its: Manager

Title:	Member	/s/ Anders D. Hove
Anders Hove
Address:	530 Fifth Avenue, 22nd floor	Member
New York, NY 10036
		Address:	530 Fifth Avenue, 22nd floor
New York, NY 10036

SIGNATURE PAGE TO THE REGISTRATION RIGHTS AGREEMENT

EXHIBIT A

Schedule of Investors

VENROCK PARTNERS L.P.

VENROCK ASSOCIATES IV, L.P.

VENROCK ENTREPRENEURS’ FUND IV, L.P.

Venrock Healthcare Capital Partners, L.P.

VHCP Co-Investment Holdings, LLC

530 Fifth Avenue, 22nd floor

New York, NY 10036